                                                                     Exhibit 1.1


                                   $98,876,125

                     ADVANTA LEASING RECEIVABLES CORP. VIII
                      ADVANTA LEASING RECEIVABLES CORP. IX
                                    (ISSUERS)

                                    CLASS A-1
                                    CLASS A-2
                                    CLASS A-3

             EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1

                             UNDERWRITING AGREEMENT

                                                                 August 20, 1999

First Union Capital Markets Corp.,
     as Representative of the
     Underwriters named herein
301 South College Street, TW-9
Charlotte, North Carolina 28288-0610


Ladies and Gentlemen:

         Advanta Leasing Receivables Corp. VIII ("ALRC VIII") and Advanta Leasing Receivables Corp. IX ("ALRC IX" and, together with ALRC VIII, the "Series Obligors") propose to issue the Equipment Receivables Asset-Backed Notes, Series 1999-1, consisting of (i) Class A-1, Class A-2 and Class A-3 (the "Class A Notes" or the "Offered Notes") and (ii) Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Notes are to be issued pursuant to Advanta Business Receivables Master Facility Agreement, dated as of August 26, 1999 (the "Master Agreement"), among the Series Obligors, as issuers, Advanta Business Services Corp. ("ABS"), as servicer (in such capacity, the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee"), and the Series 1999-1 Supplement thereto, dated as of August 26, 1999 (the "Series 1999-1 Supplement" and, together with the Master Agreement, the "Indenture"), also among the Series Obligors, the Servicer, and the Trustee. Any capitalized terms used herein but not defined shall have the meaning set forth in the Indenture.

         The Series Obligors and ABS hereby confirm their agreement through this agreement (the "Underwriting Agreement"), with First Union Capital Markets Corp. ("FCMC" or the "Representative") on behalf of one or more underwriters listed on Schedule B hereto (the "Underwriters") to sell the Notes to the Underwriters on the terms and conditions hereof, in the amount set forth on opposite their names on Schedule A. The Offered Notes are more fully described in the Registration Statement (defined below) that the Series Obligors have furnished to the Underwriters.


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         Simultaneously with the execution of the Indenture, the Series Obligors will enter into a master contribution and sale agreement (the "Master Contribution and Sale Agreement") with Advanta Business Services Corp. (in such capacity, the "Seller"), and the Series 1999-1 Contribution Agreement, dated as of August 26, 1999, among the Seller and the Series Obligors, pursuant to which the Seller will transfer to the Series Obligors all of its right, title and interest in and to the Pledged Property as of the Cut-Off Date.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE SERIES OBLIGORS. The Series Obligors and ABS, jointly and severally, represent and warrant to each Underwriter that:

         (a) The Series Obligors both have all requisite corporate power, authority and legal right to own their property and conduct their business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform their obligations under this Underwriting Agreement, the Notes, and each of the Master Agreement, the Series 1999-1 Supplement, the Master Contribution and Sale Agreement, and the Series 1999-1 Contribution Agreement Supplement (collectively, the "Transaction Agreements").

         (b) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Agreements, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of each of the Series Obligors and all other necessary action has been taken.

         (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by both of the Series Obligors.

         (d) Each of the Transaction Agreements will be executed and delivered by both of the Series Obligors on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of both of the Series Obligors, enforceable against both of the Series Obligors in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (e) The Notes will be issued pursuant to the terms of the Indenture and, when executed by the Series Obligors and authenticated by the Trustee in accordance with the Indenture and, with respect to the Offered Notes only, delivered pursuant to the Underwriting


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Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Offered Notes will be in all material respects in the form contemplated by the Indenture and will conform to the description thereof contained in the Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

         (f) The Series Obligors are not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Series Obligors.

         (g) Neither the issuance and sale of the Offered Notes, nor the execution and delivery by the Series Obligors of the Underwriting Agreement, the Notes or the Transaction Agreements, nor the incurrence by the Series Obligors of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien (as defined herein) upon any of its property or assets, except for those encumbrances created under the Indenture.

         (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Series Obligors of the Underwriting Agreement, the Notes or the Transaction Agreements, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

         (i) All actions required to be taken by the Series Obligors as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus, the Registration Statement and the Transaction Agreements have been or, prior to the Closing Date, will be taken.

         (j) The representations and warranties made by the Series Obligors in the Transaction Agreements and made in any Officer's Certificate of the Series Obligors delivered pursuant to the Transaction Agreements will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

         (k) The Series Obligors agree that they have not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Pledged Property except as provided in the Indenture, and agree to take all action required by the Indenture in order to maintain the security interest in the Pledged Property granted pursuant to the Indenture.


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         (l) The Series Obligors possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them and as described in the Prospectus, and the Series Obligors have not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the Series Obligors would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         (m) There are no actions, proceedings or investigations pending before or, to the knowledge of the Series Obligors, threatened by any court, administrative agency or other tribunal to which the Series Obligors are a party or of which any of their properties are the subject (i) that if determined adversely to the Series Obligors would have a material adverse effect on the business or financial condition of the Series Obligors, (ii) asserting the invalidity of this Underwriting Agreement, the Notes or any Transaction Agreement, (iii) seeking to prevent the issuance of the Notes or the consummation by the Series Obligors of any of the transactions contemplated by any Transaction Agreement or this Underwriting Agreement, as the case may be, or
(iv) that might materially and adversely affect the performance by the Series Obligors under, or the validity or enforceability of, any Transaction Agreement, this Underwriting Agreement or the Notes.

         (n) The Series Obligors have prepared and filed with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (registration numbers 333-79773, 333-79773-01 and 333-79773-02), including a form of preliminary prospectus, relating to the Offered Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Series Obligors have furnished to the Representative copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus") relating to the Offered Notes. Except where the context otherwise requires, the Registration Statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Series Obligors with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus". There are no contracts or documents of the Series Obligors that are required to be described in the Prospectus, or filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so described, filed or incorporated by reference therein on or prior to the Closing Date. The


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conditions for use of Form S-1, as set forth in the General Instructions thereto, have been satisfied.

         (o) The Registration Statement relating to the Offered Notes has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Series Obligors or ABS, threatened by the Commission.

         (p) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and does not and will not, as of the Effective Date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any Underwriter Information (as defined in Section 10(d) hereof) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

         (q) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (r) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Series Obligors, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (s) All the outstanding shares of capital stock of the Series Obligors have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement, are owned by ABS directly or indirectly through one or more


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wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (t) Arthur Anderson LLP are independent public accountants with respect to the Series Obligors as required by the Securities Act.

         (u) At the time of execution and delivery of the Indenture, the Series Obligors will: (i) have good title to the interest in the Pledged Property conveyed by ABS, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Pledged Property, or the Transaction Agreements; and
(iii) have the power and authority to pledge its interest in the Pledged Property to the Trustee and to sell the Offered Notes to the Underwriters. Upon execution and delivery of the Indenture by the Trustee and any related instruments of pledge, transfer or assignment by the Series Obligors (except as permitted in the Indenture), the Trustee will have a valid security interest in all of the Series Obligors' right, title and interest in and to the Pledged Property. Upon delivery to the Underwriters of the Offered Notes, the Underwriters will have good title to the Offered Notes free of any Liens.

         (v) As of the Cut-Off Date, the Contracts will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         (w) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Underwriting Agreement, the Transaction Agreements and the Notes have been paid or will be paid at or prior to the Closing Date.

         (x) All ABS-Provided Information was true and correct in all material respects as of the date it was provided to the Underwriters. The term "ABS-Provided Information" means the information contained on any computer tape furnished to the Underwriters or provided by other written means by the Series Obligors or ABS concerning the assets comprising the Series Trust Estate; and

         (y) Neither the Series Trust Estate nor the Series Obligors are required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF ABS. ABS represents and warrants to each Underwriter that:

         (a) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Agreements, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of ABS and all other necessary action has been taken.


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         (b) The Underwriting Agreement has been duly authorized and validly executed and delivered by ABS.

         (c) Each of the Transaction Agreements will be executed and delivered by ABS on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of ABS, enforceable against ABS in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (d) The representations and warranties made by ABS in the Transaction Agreements and made in any Officer's Certificate of ABS delivered pursuant to the Transaction Agreements will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

         (e) ABS possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to ABS would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         (f) ABS has been duly incorporated and is validly existing as corporation in good standing under the law of its jurisdictions of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold properties and to conduct the businesses in which engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS taken as a whole, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Notes, and the Transaction Agreements.

         (g) There are no legal or governmental proceedings pending to which ABS is a party or of which any property or assets of ABS are the subject that, individually or in the aggregate, if determined adversely to ABS, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS and, to ABS' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


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         (h) ABS (i) is not in violation of its charter or by-laws, (ii) is not in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that could not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS.

         SECTION 3. REPRESENTATION AND WARRANTY OF THE UNDERWRITER. Each Underwriter represents and warrants to the Series Obligors, on its own behalf, that it has provided each investor to whom it provided a copy of the Preliminary Prospectus in electronic form, a physical copy of the Preliminary Prospectus as well.

         SECTION 4. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Series Obligors agree to sell to each Underwriter, and each Underwriter agrees, jointly and not severally, to purchase from the Series Obligors, the principal amount of Notes set forth Schedule A hereto. The purchase price for the Notes shall be as set forth in Schedule A hereto.

         SECTION 5. DELIVERY AND PAYMENT. The Series Obligors will deliver the Offered Notes to the Representative against payment of the purchase price in immediately available funds, paid at the direction of the Series Obligors, at the office of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, Washington, D.C. 20007 at 10:00 a.m., New York City time, on August 26, 1999, or at such other time not later than seven (7) full business days thereafter as the Representative and the Series Obligors determine, such time being herein referred to as the "Closing Date." Each of the Offered Notes to be so delivered shall be represented by one or more definitive Offered Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Definitive Notes evidencing the Offered Notes will be available only under the limited circumstances specified in the Indenture (other than such Notes issued in the name of Cede & Co. as nominee for of DTC). The Series Obligors shall make such definitive Offered Notes representing the Offered Notes available for inspection by the Representative at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

         SECTION 6. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Offered Notes for sale to the public, which may include selected dealers, as set forth in the Prospectus.

         SECTION 7. COVENANTS OF THE SERIES OBLIGOR. The Series Obligors and ABS, jointly and severally, covenant and agree with each of the Underwriters as follows:


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         (a) The Series Obligors will prepare the Prospectus in a form approved by the Representative, as representative of the Underwriters, and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

         (b) During the period that a prospectus relating to the Offered Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Series Obligors will furnish to the Representative, as representative of the Underwriters, a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

         (c) During the prospectus delivery period, the Series Obligors will advise the Representative, as representative of the Underwriters, promptly after they receive notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use their best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use their best efforts to obtain the withdrawal thereof.

         (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Series Obligors will promptly prepare and file with the Commission an amendment or a supplement that will correct such statement or omission or effect such compliance.

         (e) The Series Obligors will endeavor to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Offered Notes; provided, however, that the Underwriters shall not be obligated to qualify to do business in any jurisdiction in which they currently are not so qualified; and provided, further, that Series Obligor shall be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now subject to service of process.


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         (f) The Series Obligors will furnish to the Representative, as representative of the Underwriters, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed and, to each Underwriter, conformed copies of the Registration Statement (without exhibits thereto) and during the prospectus delivery period, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

         (g) For a period from the date of this Underwriting Agreement until the retirement of the Offered Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever first occurs, the Series Obligors will deliver to the Representative, as representative of the Underwriters, (i) the annual statements of compliance,
(ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to the Noteholders,
(iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or as soon thereafter as practicable, (v) any order of the Commission under the Securities Act or the Exchange Act in regard to the Series Obligors or to ABS, or pursuant to a "no action" letter obtained from the staff of the commission by the Series Obligors or ABS and affecting the Series Obligors or ABS and (vi) from time to time, such other information concerning the Series Obligors as the Representative, as representative of the Underwriters, may reasonably request.

         (h) To the extent, if any, that the rating provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes is conditional upon the furnishing of documents or the taking of any other actions by the Series Obligors, the Series Obligors shall furnish such documents and take any such other actions.

         (i) The Series Obligors will cause the Trustee to make generally available to Noteholders and to the Representative, as representative of the Underwriters, as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

         SECTION 8. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject, to the accuracy, when made and on the Closing Date, of the representations and warranties of the Series Obligors and ABS contained herein, to the accuracy of the statements of the Series Obligors and ABS made in any certificates pursuant to the provisions hereof, to the performance by the Series Obligors and ABS of their respective obligations hereunder and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 7(a) of this Underwriting Agreement, and the Representative shall have received confirmation of the


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effectiveness of the Registration Statement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative, as representative of the Underwriters, .

         (b) The Representative, as representative of the Underwriters, shall have received evidence satisfactory to it that the Class A-1 Notes shall be rated "P-1" by Moody's and "F1+/AAA" by Fitch, the Class A-2 Notes shall be rated no lower than "Aaa" by Moody's and "AAA" by Fitch, and the Class A-3 Notes shall be rated no lower than "Aaa" by Moody's and "AAA" by Fitch.

         (c) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Transaction Agreements, the Offered Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Series Obligors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Offered Notes hereunder, all transactions contemplated to be consummated under such Transaction Agreements on the Closing Date (including, without limitation, the issuance and placement of any subordinated, privately-placed securities) shall have been so consummated to the reasonable satisfaction of the Underwriters.

         (d) Orrick, Herrington & Sutcliffe LLP shall have furnished to the Representative, as representative of the Underwriters, their written opinion, as counsel to the Series Obligors and ABS, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative to the effect that:

                  (i) This Underwriting Agreement and each of the Transaction Agreements, assuming the due authorization, execution and delivery of such agreements by the parties thereto, constitute the valid and binding agreements of the Series Obligors and ABS, as applicable, enforceable against the Series Obligors and ABS, as applicable, in accordance with their terms, subject as to enforceability to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought, and (C) with respect to rights of indemnity under this Underwriting Agreement and each of the Transaction Agreements, limitations of public policy under applicable securities laws.

                  (ii) The Notes, when executed and authenticated in accordance with the terms of the Master Agreement and the Series Supplement and delivered to and paid for in accordance with the Underwriting Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Master Agreement and the Series Supplement.

                  (iii) The conditions to the use by the Series Obligors of a registration statement on Form S-1 under the Securities Act, as set forth in the General Instructions to Form S-1, have been satisfied with respect to the Registration Statement and the Prospectus.

                  (iv) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act.

                  (v) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (vi) The statements in the Prospectus under the headings "Prospectus Summary Federal Income Tax Status" and "-- ERISA Considerations" and "Legal Matters," "ERISA Considerations," "Federal Income Tax Consequences," and "State Tax Consequences" to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respects to those consequences or aspects that are discussed.

                  (vii) The Indenture and the Offered Notes conform in all material respects to the description thereof contained in the Prospectus.

                  (viii) Neither the Series Obligors nor the Series Trust Estate are an "investment company" or under the control of an "investment company" as such terms are defined in the 1940 Act.

         Such counsel shall also have furnished to the Representative, as representative of the Underwriters, a written statement addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative to the effect that no facts have come to the attention of such counsel that lead them to believe that: (A) the Registration Statement (other than (1) the exhibits thereto, (2) the documents incorporated therein by reference (including, without limitation, any Structural Term Sheets, Collateral Term Sheets and Computational Materials) and (3) the financial and statistical information contained therein, as to which no opinion shall be given at the time it became effective, or at the date of such opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus (other than (1) the information incorporated therein by reference (including, without limitation, any Structural Term Sheets, Collateral Term Sheets and Computational Materials) and (2) the financial, statistical and numerical information contained therein, as to which no opinion shall be expressed) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) Wolf, Block, Schorr and Solis-Cohen shall have furnished its opinion to the Representative, as representative of the Underwriters, their written opinion, as counsel to ABS, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the rating agencies (all of whom may be entitled to rely on such opinion as if an addressee) and the Representative to the effect that:

                  (i) ABS is validly existing and in good standing as a Delaware corporation.

                  (ii) ABS has full corporate power and authority to enter into and fulfill its obligations under the Underwriting Agreement and the Transaction Agreements and to transfer the Pledged Property to the Series Obligors as contemplated in the Contribution Agreement.

                  (iii) The Underwriting Agreement and the Transaction Agreements have been duly authorized, executed and delivered by ABS.

                  (iv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over ABS is required for the consummation by ABS of the transactions contemplated by the Transaction Agreements, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                  (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes, and the sale of the Offered Notes to the Underwriters, or the consummation by the Series Obligors of the other transactions contemplated by this Underwriting Agreement, the Transaction Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters or as have been previously obtained.

                  (vi) This Underwriting Agreement, and the Transaction Agreements have been duly executed and delivered by the Series Obligors.
                  (vii) The execution, delivery and performance of this Underwriting Agreement, the Indenture and the Contribution Agreement by the Series Obligors and ABS, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Series Obligors or ABS are parties or by which the Series Obligors or ABS are bound or to which any of the property or assets of the Series Obligors or ABS or any of their subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of the Series Obligors or ABS or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Series Obligors or ABS or any of their properties or assets.

                  (viii) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which the Series Obligors or ABS are a party or of which any of their properties are the subject: (A) that if determined adversely to the Series Obligors or ABS would have a material adverse effect on the business, results of operations or financial condition of the Series Obligors or ABS; (B) asserting the invalidity of the Indenture, the Contribution Agreement or the Notes; (C) seeking to prevent the issuance of the Notes or the consummation by the Series Obligors or ABS of any of the transactions contemplated by the Indenture, the Contribution Agreement, or this Underwriting Agreement, as the case may be; or (D) that might materially and adversely affect the performance by the Series Obligors or ABS of their obligations under, or the validity or enforceability of, the Indenture, the Contribution Agreement, this Underwriting Agreement or the Notes.

         (f) Woodburn & Wedge shall have furnished to the Representative, as representative of the Underwriters, their written opinion, as counsel to the Series Obligors, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the rating agencies (all of whom may be entitled to rely on such opinion as if an addressee) and the Representative to the effect that:

                  (i) The Series Obligors have been incorporated and are validly existing as corporations under the laws of their jurisdiction of incorporation, are qualified to do business and are in good standing, and have all power and authority necessary to own or hold their own properties and to conduct the business in which they are engaged and to enter into and perform their obligations under this Underwriting Agreement, and the Transaction Agreements, and to cause the Notes to be issued.

                  (ii) The execution of the underwriting agreement and the transaction documents has been duly authorized by the Series Obligors.

                  (iii) The direction by the Series Obligors to the Trustee to authenticate and deliver the Notes has been duly authorized by the Series Obligors.

         (g) Orrick, Herrington & Sutcliffe LLP shall have furnished to the Representative, as representative to the Underwriters, their written opinion(s), as counsel to the Series Obligors and ABS, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the (i) characterization of the transfer of the Pledged Property by ABS to the Series Obligors pursuant to the Contribution Agreement as a sale and the non-consolidation of the Series Obligors and ABS, (ii) the perfection of the security interests, as contemplated in the Prospectus and the Transaction Agreements and (iii) such other opinions agreed to by the Series Obligors, ABS and the Underwriters.

         (h) The Representative, as representative of the Underwriters, shall have received from Moore & Van Allen, PLLC, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Series Obligors shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

         (i) The Representative, as representative of the Underwriters, shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel to the Representative.

         (j) Each of the Series Obligors and ABS shall have furnished to the Representative, as representative of the Underwriters, a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Series Obligors and ABS may exclude the Underwriters' Information (as defined in Section 10(d) herein) from such representation), (iii) the representations and warranties of ABS or the Series Obligors, as the case may be, contained in this Underwriting Agreement and the Transaction Agreements are true and correct in all material respects on and as of the Closing Date, (iv) ABS or the Series Obligors, as the case may be, have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and (vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of ABS or the Series Obligors, as applicable, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of ABS or the Series Obligors except as set forth in or contemplated by the Registration Statement and the Prospectus.

         (k) The Trustee shall have furnished to the Representative, as representative of the Underwriters, a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Trustee and the acceptance by the Trustee of the Series Trust Estate and such other matters as the Representative, as representative of the Underwriters, shall reasonably request.

         (l) Subsequent to the date of this Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Series Obligors or ABS that materially impairs the investment quality of the Notes;
(ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Series Obligors or ABS on any exchange or in the over-the-counter market shall have been suspended; (iii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, as representative of the Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         (m) With respect to the letter of Arthur Andersen LLP, delivered to the Representative, as representative of the Underwriters, concurrently with the execution of this Underwriting Agreement (the "initial letter"), the Series Obligors shall have furnished to the Representative, as representative of the Underwriters, a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

         (n) The Representative, as representative of the Underwriters, shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-l financing statements have been or are being filed in each office in each jurisdiction in which such financing statements are required (i) to perfect the first priority security interests created by the Contribution Agreement reflecting the interest of the Series Obligors in the Contracts and the proceeds thereof, (ii) to perfect their interest, if any, in the Equipment, related to Contracts representing not less than 85% of the Statistical Aggregate Contract Principal Balance (for such purpose, Statistical Aggregate Contract Principal Balance means the aggregate of the Contract Principal Balances of the related Contracts, calculated as of the Statistical Calculation Date using the Statistical Discount Rate (all as defined or described in the Prospectus dated August 20, 1999 and relating to the Notes) and (iv) to perfect the first priority security interest created by the Indenture, reflecting the interest of the Trustee in the Pledged Property and the proceeds thereof as described in the Prospectus.

         (o) Subsequent to the execution and delivery of this Underwriting Agreement, (i) no downgrade, withdrawal or qualification shall have occurred with respect to the rating accorded the Offered Notes or any of the Series Obligors' other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Offered Notes or any of ABS's or the Series Obligors' other debt securities.

         If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriters by notice to the Series Obligors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 11.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 9. PAYMENT AND EXPENSES. If (i) the Series Obligors shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Underwriting Agreement or (ii) the Underwriters shall decline to purchase the Notes for any reason permitted under this Underwriting Agreement, the Series Obligors shall reimburse the Underwriters for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Underwriting Agreement and the proposed purchase of the Offered Notes, and upon demand the Series Obligors shall pay the full amount thereof to the Underwriters.

         SECTION 10. INDEMNIFICATION. (a) ABS and the Series Obligors shall, jointly and severally, indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnity shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus is eliminated or remedied in the prospectus (as amended or supplemented if the Series Obligors and ABS shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Notes to such person; provided further, however that neither ABS nor the Series Obligors shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriters' Information (as defined in Section 10(d) herein).

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless ABS and the Series Obligors, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which ABS and the Series Obligors or any one or more thereof may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information (as defined in Section 9(d) herein), and shall reimburse ABS and the Series Obligors for any legal or other expenses reasonably incurred by ABS or any of the Series Obligors directly in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

         (c) Promptly after receipt by any indemnified party under this Section 10 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10, except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the representation by the same counsel would be inappropriate due to actual or potential differing interest between them or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section 10 consist of the Underwriters or any of its directors and controlling persons, or by ABS or the Series Obligors, if the indemnified parties under this Section 10 consist of ABS or the Series Obligors or any of the Series Obligors' or ABS' directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 10(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) The Underwriters confirm that the Underwriter's Information, as defined herein, contained in the Prospectus is correct and constitutes the only information furnished in writing to the Series Obligors and ABS by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus. The "Underwriters Information" includes the following: (A) under the caption "Underwriting" (i) the charts listing the Underwriters of the Class A-1 Notes, the Underwriters of the Class A-2 Notes and the Underwriters of the Class A-3 Notes, (ii) the paragraph immediately following the charts described in (i), (iii) the chart listing the Underwriters' Discounts and Commissions and
(iv) the last two paragraphs under such caption, except the first sentence of the second to the last paragraph under such caption and (B) on the cover of the Prospectus, the information under the headings "Price to Public per Note,"

"Underwriting Discount per Note," and Proceeds to Issuer per note and the information in the paragraph immediately below the chart.

         (e) The obligations of ABS, the Series Obligors and the Underwriters in this Section 10 are in addition to any other liability that ABS, the Series Obligors or the Underwriters, as the case may be, may otherwise have.

         SECTION 11. CONTRIBUTION. If the indemnification provided for in
Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by ABS and the Series Obligors on the one hand and the Underwriters on the other from the offering of the Offered Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ABS and the Series Obligors on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by ABS and the Series Obligors on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes purchased hereunder (before deducting expenses) received by the Series Obligors bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes purchased hereunder, in each case as set forth in the table under the caption "Underwriting" in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ABS or the Series Obligors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. ABS, the Series Obligors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 11 shall be deemed to include for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 11, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages that each Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 12. TERMINATION OF AGREEMENT. The Representative, as representative of the Underwriters, may terminate this Underwriting Agreement immediately upon notice to ABS and the Series Obligor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 8(k) of this Underwriting Agreement shall occur and be continuing. In the event of any such termination, the covenants set forth in Section 7, the provisions of
Section 9, the indemnity agreement set forth in Section 10 and the provisions of Sections 11 and this Section 12 shall remain in effect.

         SECTION 13. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within three (3) Business Days thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such three (3) Business Days period, then this Underwriting Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Non-Defaulting Underwriters or the Series Obligors shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Series Obligors, ABS, and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Series Obligors and ABS and their respective successors and the controlling persons and officers and directors, and their heirs and legal assigns, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

         SECTION 15. EXPENSES. The Series Obligors and ABS, jointly and severally, agree with the Underwriters to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Underwriting Agreement; (iv) the costs of reproducing and distributing this Underwriting Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 7(e) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including the related reasonable and documented fees and expenses of counsel to the Underwriters); (vi) any fees charged by rating agencies for rating the Offered Notes; (vii) all fees and expenses of the Trustee and its counsel; (viii) any fees, costs and expenses of the Underwriters and their counsel; (ix) any transfer taxes payable in connection with its sale of the Offered Notes pursuant to this Underwriting Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Series Obligors and ABS under this Underwriting Agreement. By way of clarification, the provisions of this Section set forth the determination as between ABS and the Series Obligors on the one hand and the Underwriters on the other as to which party will be responsible for the fees and expenses described in this section, but shall not inure to the benefit of other entities to which ABS or the Series Obligors are obligated and shall not be read to be an agreement on the part of ABS or the Series Obligors to make payments to any entity in excess of the amounts agreed with such parties.

         SECTION 16. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Series Obligors, ABS and the Underwriters contained in this Underwriting Agreement or made by or on their behalf, respectively, pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 17. NOTICES. All communication hereunder shall be in writing and, (i) if sent to the Representative or FCMC will be mailed, delivered or telecopied and confirmed to them at First Union Capital Markets Corp., Asset Securitization Division, 301 South College Street, TW-9, Charlotte, North Carolina, 28288-0610, Telecopy Number: (704) 374-3254; if sent to the Series Obligors, will be mailed, delivered or telecopied and confirmed to them at the addresses of the Series Obligors set forth in the Registration Statement,
Attention: Treasurer; and (iii) if sent to ABS, will be mailed, delivered or telecopied and confirmed to them at the address of ABS set forth in the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Series Obligors and ABS shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters.

         SECTION 18. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 19. FINANCIAL SERVICES ACT. Each Underwriter represents and warrants to, and agrees with, the Series Obligors and ABS that (i) it has not offered or sold, and prior to the expiry of six months from the Closing Date, will not offer or sell any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

         SECTION 20. NONPETITION COVENANT. Each Underwriter agrees that it will not, prior to the date which is one year and one day after the date on which all of the Notes are paid in full, acquiesce, petition or otherwise invoke or cause either of the Series Obligors to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against either of the Series Obligors under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of either Series Obligor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of either of the Series Obligors. The term "Governmental Authority" as used herein shall mean the United States of America, any state or other political subdivision of the United States of America or any state and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 21. COUNTERPARTS. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall, together constitute one and the same instrument.

         SECTION 22. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

         SECTION 23. EFFECTIVENESS. This Underwriting Agreement shall become effective upon execution and delivery.

         If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Series Obligors, whereupon this letter and your acceptance shall become a binding agreement among the Series Obligors, ABS, the Representative and the Underwriters.

                                                Very truly yours,

                                                ADVANTA LEASING RECEIVABLES
                                                CORP. VIII

                                                By: /s/ Michael Coco
                                                    -----------------------
                                                Name: Michael Coco
                                                    -----------------------
                                                Title: Vice President
                                                    -----------------------

                                                ADVANTA LEASING RECEIVABLES
                                                CORP. IX

                                                By: /s/ Michael Coco
                                                    -----------------------
                                                Name: Michael Coco
                                                    -----------------------
                                                Title: Vice President
                                                    -----------------------

                                                ADVANTA BUSINESS SERVICES CORP.

                                                By: /s/ Michael Coco
                                                    -----------------------
                                                Name: Michael Coco
                                                    -----------------------
                                                Title: Vice President
                                                    -----------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date hereof.

FIRST UNION CAPITAL MARKETS CORP.,
as Representative of the Underwriters

By:  /s/ F. Blake O'Connor
     ------------------------
Name:    F. Blake O'Connor
     ------------------------
Title:   Vice President
     ------------------------

                                   SCHEDULE A


Date of Underwriting Agreement:                      August 20, 1999

Underwriter:                                         First Union Capital Markets
                                                     Corp., as Representative of
                                                     the Underwriters

Underwriter Address:                                 First Union Capital Markets
                                                     Corp.
                                                     One First Union Center,
                                                     TW-9
                                                     301 South College Street
                                                     Charlotte, NC 28288-0610

Title, Purchase Price and Description of Notes:

         Class A-1 Notes
         Title:                                      $50,929,490 5.76664% Class
                                                     A-1 Equipment Receivables
                                                     Asset Backed Notes, Series
                                                     1999-1

         Price to public:                            $50,929,490.00
         Purchase price:                             $50,814,898.65
         Underwriting discount:                      $114,591.35
         Distribution Dates:                         The 15th calendar day of
                                                     each month (if such day is
                                                     not a Business Day, then
                                                     next succeeding Business
                                                     Day), commencing September
                                                     15, 1999

         Maturity:                                   September 15, 2000
                                                     Distribution Date
         Redemption provisions:                      Notes remaining outstanding
                                                     may be redeemed in whole,
                                                     but not in part, on any
                                                     Distribution Date at
                                                     the Servicer's option if
                                                     the Aggregate Contract
                                                     Principal Balance at such
                                                     time is less than 10% of
                                                     the initial Aggregate
                                                     Contract Principal Balance
                                                     as of the Cutoff Date.

         Class A-2 Notes
         Title:                                      $38,500,927 6.64% Class A-2
                                                     Equipment Receivables Asset
                                                     Backed Notes, Series 1999-1

         Price to public:                            $38,499,213.71
         Purchase price:                             $38,354,835.23
         Underwriting discount:                      $144,378.48
         Distribution Dates:                         The 15th calendar day of
                                                     each month (if such day is
                                                     not a Business Day, then
                                                     next succeeding Business
                                                     Day), commencing September
                                                     15, 1999

         Maturity:                                   September 16, 2002
                                                     Distribution Date
         Redemption provisions:                      Notes remaining outstanding
                                                     may be redeemed in whole,
                                                     but not in part, on any
                                                     Distribution Date at
                                                the Servicer's option if
                                                the Aggregate Contract
                                                Principal Balance at such
                                                time is less than 10% of
                                                the initial Aggregate
                                                Contract Principal Balance
                                                as of the Cutoff Date.

         Class A-3 Notes
         Title:                                 $9,445,708 6.90% Class A-3
                                                Equipment Receivables Asset
                                                Backed Notes, Series 1999-1

         Price to public:                       $9,444,233.52

         Purchase price:                        $9,406,734.06

         Underwriting discount:                 $37,499.46

         Distribution Dates:                    The 15th calendar day of
                                                each month (if such day is
                                                not a Business Day, then
                                                next succeeding Business
                                                Day), commencing September
                                                15, 1999

         Maturity:                              November 17, 2003
                                                Distribution Date

         Redemption provisions:                 Notes remaining outstanding
                                                may be redeemed in whole,
                                                but not in part, on any
                                                Distribution Date at the
                                                Servicer's option if the
                                                Aggregate Contract
                                                Principal Balance at such
                                                time is less than 10% of
                                                the initial Aggregate
                                                Contract Principal Balance
                                                as of the Cutoff Date.


Closing Date, Time and Location:

         Date:                                  August 26, 1999
         Time:                                  10:00 A.M.
         Location:                              Orrick, Herrington &
                                                Sutcliffe LLP
                                                Washington Harbour
                                                3050 K Street, N.W., Suite 200
                                                Washington, D.C. 20007

                                                                      SCHEDULE B


FIRST UNION CAPITAL MARKETS CORP.

BARCLAYS CAPITAL